EXHIBIT 99.2
NOTICE OF GUARANTEED DELIVERY
For Tender of
8 1/4% Senior Notes due 2011
of
TECHNICAL OLYMPIC USA, INC.
         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for Technical Olympic USA, Inc.’s 8 1/4 % Senior Notes due 2011 (the “Old Notes”) are not immediately available, (ii) the Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to Wells Fargo Bank, National Association (the “Exchange Agent”) on or prior to the expiration date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See “The Exchange Offer — Procedures For Tendering Old Notes” in the Prospectus.
THE EXCHANGE AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By Registered and Certified Mail	By Overnight Courier or Regular Mail:	By Hand Delivery
Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480 Attention: Reorg.	Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479 Attention: Reorg.	Wells Fargo Bank, National Association Corporate Trust Services 608 2nd Avenue South Northstar East Building — 12 th Floor Minneapolis, MN 55402 Attention: Reorg.
or

Facsimile Transmissions (Eligible Institutions Only):	To Confirm by Telephone or for Information Call:
(612) 667-6282	(800) 344-5128
      Delivery of this Notice of Guaranteed Delivery to an address other than to one of those set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal accompanying this Notice.

Ladies and Gentlemen:
      The undersigned hereby tenders to Technical Olympic USA, Inc., a Delaware corporation (the “Company”), upon the terms and subject to the conditions set forth in the Company’s Prospectus dated [                    ], 2006 (as the same may be amended or supplemented from time to time, the “Prospectus”) and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Old Notes.”
Aggregate Principal Amount of Notes Tendered
(must be integral multiples of $1,000):

Certificate Nos. (if available):

(Check box if Notes will be tendered by book-entry transfer)
☐      The Depository Trust Company
Account Number:

Dated:

Name(s) of Record Holder(s):

(Please Print)

Address(es):

(Zip Code)
Area Code and Tel. No.:

Signature(s):

Dated:

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The Guarantee Below Must Be Completed
Guarantee
(Not To Be Used For Signature Guarantee)
      The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency, or (v) a savings association, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of the addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.
      The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:

Authorized Signature

Address: Zip Code	Please Print Name

Area Code and Tel. No.:	Title:

Note: Do not send Old Notes with this Notice of Guaranteed Delivery. Actual surrender of Old Notes must be made pursuant to, and be accompanied by, a properly completed and duly executed Letter of Transmittal and any other required documents.

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